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                                                                   EXHIBIT 3.2
                                     BY-LAWS
                                       OF
                             AMERICAN WAGERING, INC.


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

         SECTION 1. The annual meeting of the stockholders of the corporation shall be held at its office in the City of Las Vegas at 2:00 p.m. in the offices of the corporation on a day in the first eight (8) months of each year to be fixed by the Board of Directors, except that for good and sufficient reason, the meeting may be postponed by the Board of Directors for any period of time not to exceed sixty (60) days beyond the fixed date, for the purpose of electing directors of the corporation and for the transaction of such other business as may be brought before the meeting in accordance with these By-laws.

                  At least ten (10) days' written notice specifying and confirming the date, time and place of the annual meeting of stockholders shall be mailed (by depositing same in the U.S. mail), addressed to each of the stockholders of record at the time of issuing the notice (unless a different record date is specified pursuant to the Nevada Revised Statutes (the "N.R.S.")) at his, her, or its address last known, as the same appears on the books of the corporation.

         At the annual meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before such annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the corporation who complies with the notice procedures set forth in this Section of these By-laws. For a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the registered office of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, without regard to any postponements, deferrals or adjournments of that meeting to a later date; provided however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or mailed and received, as specified above, not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

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                  If the presiding officer of the annual meeting determines that a stockholder proposal was not made in accordance with terms of this Section, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                  This section shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         SECTION 2. Special meetings of the stockholders may be held at the office of the corporation in the State of Nevada, or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of at least two thirds (2/3) of the issued and outstanding shares of capital stock of the corporation. At least ten
(10) but not more than sixty (60) days' written notice of such meeting, specifying the date, time and place of such meeting, and the objects and purposes for calling the same, shall be deposited in the U.S. mail and addressed to each of the stockholders of record at the time of issuing the notice (unless a different record date is specified pursuant to N.R.S.), at his, her, or its address last known, as the same appears on the books of the corporation.

                  If all the stockholders of the corporation shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

         SECTION 3. The written certificate of the President or the officer or officers calling any meeting on behalf of the President or on behalf of the Board of Directors, which certificate sets forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving of such notice.

                  If the address of any stockholder does not appear on the books of the corporation, it will be sufficient to address any notice to such stockholder at the registered office of the corporation.

         SECTION 4. All lawful business to be transacted by the stockholders of the corporation may be transacted at any special meeting or at any adjournment thereof, provided that such meeting is either called in accordance with ARTICLE I, SECTION 2 hereof or is attended in person or by proxy by all of the stockholders of the corporation. Only such business, however, shall be acted upon at any special meeting of the stockholders as shall have been specified in the notice calling such meeting, but at any stockholders' meeting which is attended by all of the stockholders of the corporation, either in person or by proxy, any lawful business may be transacted, and such meeting shall he valid for all purposes.

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         SECTION 5. At the stockholders' meetings, the holders of two thirds
(2/3) of the entire issued and outstanding capital stock of the corporation shall constitute a quorum for all purposes of such meetings.

                  If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-Laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

         SECTION 6. At each meeting of the stockholders, every stockholder shall be entitled to vote in person or by his or her duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his or her duly authorized attorney. Each stockholder shall have one vote for each share of outstanding stock registered in his, her, or its name on the books of the corporation, ten (10) days preceding the day of such meeting. Votes on all matters shall be cast by stockholders or their duly authorized proxies by written ballot on forms prescribed or approved by the Board of Directors. Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting; provided, however, stockholder votes may only be cast as provided above in this ARTICLE I, SECTION 6.

                  At each meeting of the stockholders, a full, true, and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, indicating the number of shares held by each, certified by the Secretary of the corporation, shall be furnished, which list shall be prepared at least ten (10) days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten (10) days prior thereto. Only the persons in whose names shares of stock are registered on the books of the corporation for ten
(10) days preceding the date of such meeting, as evidenced by the list of stockholders, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed w1th the Secretary of the corporation before any meeting of the stockholders, or they cannot be used at, or for purposes of, such meeting.

         SECTION 7. At each meeting of the stockholders, the polls shall be opened and closed; the proxies and ballots sha11 be issued, received, and taken charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two (2) inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

         SECTION 8. At each meeting of the stockholders, the regular order of business shall be as follows:

                  a. Reading and approval of the Minutes of the previous meeting or meetings;

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                  b.       Reports of the Board of Directors, President,
                           Treasurer, and Secretary of the corporation in the order named;

                  c.       Reports of Committees;

                  d.       Election of Directors;

                  e.       Unfinished Business;

                  f.       New Business;

                  g.       Adjournment.

         SECTION 9. Any action which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least two thirds (2/3) of the issued and outstanding voting stock of the corporation, except that if any greater proportion of voting power is required for such an action at a meeting, then that greater proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

                                   ARTICLE II

                          DIRECTORS AND THEIR MEETINGS

         SECTION 1. The Board of Directors of the corporation shall consist of six (6) persons. The size of the Board of Directors may from time to time be increased or decreased by an amendment to these By-Laws: provided, however, the size of the Board of Directors shall in no event be reduced to less than three
(3) persons. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

         SECTION 2. Meetings of the Board of Directors may be held at the registered office of the corporation in the State of Nevada, or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

         SECTION 3. The election of members of the Board of Directors shall take place at the annual meeting of the stockholders of the corporation (or by written consent of the stockholders in lieu of such annual meeting); provided, however, that the directors may be elected at any special meeting of the stockholders which is called and held for that purpose. Regular meetings of the Board of Directors shall be held at the office of the corporation in the City of Las Vegas, County of Clark, State of Nevada, or elsewhere in the discretion of the Board of Directors, on the ___ day of each calendar month or as often as otherwise determined to be necessary or appropriate in the

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discretion of the Board of Directors. Notice of such regular meetings shall be sent to each director by the Secretary at least one (1) day previous to the day fixed for such meetings, but no regular meeting or the votes held at such meeting shall be held void or invalid if such notice is not given, provided the meeting is duly held at the time and place fixed by these By-Laws for holding such regular meetings.

                  Special meetings of the Board of Directors may be held on the call of the President or Secretary, on at least one (1) day's notice by telephone, personal or courier delivery, mail, facsimile or telegraph or orally in person. Such notice shall specify the date, time and place of such meeting, and the objects and purposes for calling such meeting.


                  At any regular meeting of the Board of Directors any and all business may be transacted. At any special meeting of the Board of Directors, only such business may be transacted as shall have been specified in the notice calling such meeting.

                  Any meeting of the Board of Directors, no matter where held, at which all of the members are present even though without notice, or notice of which meeting shall have been waived by all absentees, provided a quorum is present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

         SECTION 4. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-Laws or the Articles of Incorporation for the conduct of its business.

         SECTION 5. A director need not be a stockholder of the corporation.

         SECTION 6. The directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board of Directors. Compensation of directors shall be fixed by the Board of Directors.

         SECTION 7. The Board of Directors shall make a report to the stockholders at the annual meetings of the stockholders of the condition of the corporation, and shall, at request, furnish each of the stockholders with a true copy thereof.

                  The Board of Directors in its discretion may submit any contract or act for approval or ratification at any meeting of the stockholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock of the corporation represented in person or by proxy, shall be valid and binding upon the corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

         SECTION 8. The Board of Directors shall have full control over the affairs of the corporation, except as otherwise provided by applicable law or by the Articles of Incorporation of

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the corporation. The Board of Directors may, from time to time, delegate any of the powers of the Board of Directors, in the course of the current business of the corporation, to any standing or special committee of the Board of Directors. Each such standing or special committee must include at least one (1) member of the Board of Directors.

         SECTION 9. The regular order of business at meetings of the Board of Directors shall be as follows:

                  a. Reading and approval of the minutes of the previous meeting or meetings;

                  b.       Reports of officers and committee members;

                  c.       Election of officers;

                  d.       Unfinished business;

                  e.       New business;

                  f.       Adjournment.

         SECTION 10. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board of Directors or of such committee. Such written consent shall be filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 11. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

                                   ARTICLE III

                            OFFICERS AND THEIR DUTIES

         SECTION 1. The Board of Directors shall elect a President, Vice President, a Secretary, and a Chief Financial Officer, to hold office for one
(1) year terms, and until their successors are elected and qualify.

                  Any vacancy in any of said offices may be filled by the Board of Directors.

                  The Board of Directors may from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurers, and Transfer Agents of the corporation as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board

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of Directors. All officers, agents, and factors of the corporation shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe, except as otherwise provided herein.

         SECTION 2. The President shall be the Chief Executive Officer of the corporation and shall have duty of supervision, control, and management of the day-to-day operation of the corporation, subject only to directions from the Board of Directors with regard to the affairs of the corporation. The President shall further have the full power to execute any and all documents for and on behalf of the corporation, other than as specifically limited by the Board of Directors of the corporation, including, but not limited to, the power to enter into leases of real property, equipment, furniture, furnishings, to hire and fire all personnel, to set and establish operational manuals and policies, to enter into contracts as may be necessary for the day-to-day operations, to establish lines of credit for the corporation, and to establish accounts payable thereof. The President shall be a member of the Board of Directors, and shall be a member and the Chairman of any Executive Committee of the Board that may be established. The President shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall sign the Certificates of Stock issued by the corporation; further, the President shall perform any and all other duties as shall be prescribed by the Board of Directors.

         SECTION 3. The Vice President shall be vested with all the powers and shall perform all the duties of the President in his or her absence or inability to act, including the signing of the Certificates of Stock issued by the corporation, and he or she shall so perform such other duties as shall be prescribed by the Board of Directors.

         SECTION 4. The Chief Financial Officer shall be the Treasurer of the corporation and shall have custody of all the funds and securities of the corporation. When necessary or proper, he or she shall endorse for collection, on behalf of the corporation, checks, notes, and other obligations; he or she shall deposit all monies to the credit of the corporation in such bank or banks or other depository as the Board of Directors may designate; he or she shall sign all receipts and vouchers for payments made by the corporation, except as herein otherwise provided. He or she shall sign with the President all bills of exchange and promissory notes of the corporation; he or she shall have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the corporation as the Board of Directors shall designate; he or she shall sign all papers required by law or by these By-Laws or the Board of Directors to be signed by the Chief Financial Officer or Treasurer. Whenever required by the Board of Directors, he or she shall render a statement of his or her cash account; he or she shall enter regularly in the books of the corporation (to be kept by him or her for this purpose) full and accurate accounts of all monies received and paid by him or her on account of the corporation. He or she shall at all reasonable times exhibit the books of account to any directors of the corporation during business hours, and he or she shall perform all acts incident to the position of Chief Financial Officer or Treasurer, subject to control of the Board of Directors.

                  The Chief Financial Officer shall, if required by the Board of Directors, give bond to the corporation conditioned for the faithful performance of all his or her duties as Chief Financial Officer in such sum, and with such security as shall be approved by the Board of Directors, with expense of such bond to be borne by the corporation.

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         SECTION 5. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him or her by the Chief Financial Officer of the corporation or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the corporation in such sum and with such security as it shall approve, as conditioned for the faithful performance of his or her duties as Assistant Treasurer, with the expense of such bond to be borne by the corporation.

         SECTION 6. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders and of the Executive Committee (if any) in books provided for that purpose. He or she shall attend to the giving and serving of all notices of the corporation; he or she may sign with the President or Vice President, in the name of the corporation, all contracts authorized by the Board of Directors or Executive Committee; he or she shall affix the corporate seal of the corporation thereto when so authorized by the Board of Directors or Executive Committee; he or she shall have the custody of the corporate seal of the corporation; he or she shall affix the corporate seal to all Certificates of Stock duly issued by the corporation; he or she shall have charge of Stock Certificate Books, Transfer Books, and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any director upon application at the office of the corporation during business hours, and he or she shall, in general, perform all duties incident to the office of Secretary.

         SECTION 7. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed by the Secretary of the corporation or by the Board of Directors.

         SECTION 8. Un1ess otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to attend, and to act and to vote at, any meetings of the stockholders of any corporation in which the corporation may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President.

                                   ARTICLE IV

                      INDEMNIFICATION OF CORPORATE AGENTS;
                        PURCHASE OF LIABILITY INSURANCE

         SECTION 1. Indemnification of Agents of the Corporation; Purchase of Liability Insurance.

                  (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of

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the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

                  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorney fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification shall not he made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the Court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

                  (c) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the corporation against expenses, including attorney fees, actually and reasonably incurred by him or her in connection with the defense.

                  (d) Any indemnification under subsection (a) or (b), unless ordered by a court or advanced pursuant to subsection (e), shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination shall be made: (i) by the stockholders; (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in written opinion.

                  (e) The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation as they are incurred and in

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advance of the final deposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this subjection (e) do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  (f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this ARTICLE IV (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, the By-Laws, or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e), shall not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action and (ii) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

                  (g) The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses. The other financial arrangements made by the corporation may include any now or hereafter permitted by applicable law.

                  (h) In the event that the N.R.S. shall hereafter permit or authorize indemnification by the corporation of the directors, officers, employees, or agents of the corporation for any reason or purpose or in any manner not otherwise provided for in this ARTICLE IV, then such directors, officers, employees, and agents shall be entitled to such indemnification by making written demand therefor upon the corporation, it being the intention of this ARTICLE IV at a1l times to provide the most comprehensible indemnification coverage to the corporation's directors, officers, employees, and agents as may now or hereafter be permitted by the N.R.S.

                  (i) The foregoing indemnification provisions shall inure to the benefit of all present and future directors, officers, employees, and agents of the corporation and all persons now or hereafter serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise and their heirs, executors, and administrators, and shall be applicable to all acts or omissions to act of any such persons, whether such acts or omissions to act are alleged to have or actually occurred prior to or subsequent to the adoption of this ARTICLE IV.

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         SECTION 2. Vested Rights. Neither the amendment nor repeal of this
ARTICLE IV, nor the adoption of any provision of the Articles of Incorporation or the By-Laws or of any statute inconsistent with this ARTICLE IV, shall adversely affect any right or protection of a director, officer, employee, or agent of the corporation existing at the time of such amendment, repeal, or adoption of such inconsistent provision.

                                    ARTICLE V

                                  CAPITAL STOCK

         SECTION 1. The capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

         SECTION 2. Ownership of stock in the corporation shall be evidenced by Certificates of Stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the corporation and signed by the President or Vice President and also by the Secretary or by an Assistant Secretary.

                  All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the corporation's books.

                  No certificate shall be valid unless it is signed by the President or Vice President and by the Secretary or Assistant Secretary.

                  All certificates surrendered to the corporation shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

                  SECTION 3. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the former certificate, accompanied by an assignment or transfer by the owner thereof, made either in person or under assignment, and a new certificate shall be issued therefor.

                  Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be expressed in the entry of said transfer on the books of the corporation.

         SECTION 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

                  The Board of Directors may appoint a Transfer Agent and a Registrar of Transfers and may require all stock certificates to bear the signature of such Transfer Agent and such Registrar of Transfer.

         SECTION 5. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten (10) days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time maY be fixed by the Board of Directors, and during such periods no stock shall be transferable.

         SECTION 6. Any person or persons applying for a Certificate of Stock in lieu of one alleged to have been lost or destroyed, shall make affidavit of affirmation of that fact, and shall deposit with the corporation such affidavit. Whereupon, at the end of six (6) months after the deposit of said affidavit and upon such person or persons giving Bond of Indemnity to the corporation with surety to be approved by the Board of Directors in double the current value of stock against any damage, loss or inconvenience to the corporation, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion, refuse to issue such new or duplicate certificate save upon the order of a court of law having jurisdiction in such matter, anything herein to the contrary notwithstanding.

                                   ARTICLE VI

                                OFFICES AND BOOKS

         SECTION 1. The registered office of the corporation shall be at Gordon & Silver, Esq., 3800 Howard Hughes Parkway, 14th Floor, Las Vegas, Nevada 89109, and the corporation may have a registered office in any other state or territory as the Board of Directors may designate.

         SECTION 2. A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively, and a copy of the By-Laws and Articles of Incorporation (and all amendments thereto) of the corporation (certified by the Nevada Secretary of State) shall be kept at its registered office in the County of Clark, State of Nevada, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the corporation shall be kept at such places as may he prescribed by the Board of Directors.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the corporation in excess of the amounts so reserved (if any) and pay the same to the stockholders of the corporation, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the corporation.

         SECTION 2. Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by an officer of the corporation.

         SECTION 3. All monies of the corporation shall be deposited when and as received in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the corporation.

         SECTION 4. No note, draft, acceptance, endorsement, or other evidence of indebtedness shall be valid against the corporation unless the same shall be signed by an officer of the corporation.

         SECTION 5. No loan or advance of money shall be made by the corporation to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

         SECTION 6. No director or officer of the corporation shall be entitled to any salary or compensation for any services performed for the corporation, unless such salary or compensation shall he fixed by resolution of the Board of Directors.

         SECTION 7. The corporation may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

         SECTION 8. The Board of Directors shall have power to authorize and cause to be executed, mortgages and liens, without limit as to amount upon the property and franchise of the corporation. Upon the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding, but only upon such vote, the Board of Directors shall have the authority to dispose in any manner of all or substantially all assets of this corporation.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

         Except as provided in the Articles of Incorporation, amendments and changes of these By-Laws may be made at any regular or special meeting of the Board of Directors by a majority vote of not less than all of the entire Board, or may be made by a vote of, or a consent in writing by the holders of eighty percent (80%) of the issued and outstanding shares of capital stock.

         KNOW ALL MEN BY THESE PRESENTS: That I, the undersigned, being the Secretary of the above-named corporation, do hereby acknowledge that the foregoing By-Laws are the duly adopted By-Laws of said corporation.


         IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of November, 1995.




                                                     /s/ Michael Merillat
                                                     ---------------------------
                                                     Michael Merillat, Secretary